EXHIBIT 99.4

                             SMITHFIELD FOODS, INC.

                               OFFER TO EXCHANGE
                 $200,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF
                   7 5/8% SENIOR SUBORDINATED NOTES DUE 2008
                       IN RELIANCE UPON AN EXEMPTION FROM
                     REGISTRATION UNDER THE SECURITIES ACT
                              OF 1933, AS AMENDED
                                   FOR UP TO
                   $200,000,000 IN AGGREGATE PRINCIPAL AMOUNT
                               OF ITS OUTSTANDING
                     10$ SENIOR SUBORDINATED NOTES DUE 2008
                   $200,000,000 IN AGGREGATE PRINCIPAL AMOUNT
                               OF ITS OUTSTANDING
                   7 5/8% SENIOR SUBORDINATED NOTES DUE 2008

To Securities Dealers, Commercial
Banks Trust Companies and Other

Nominees:

         Enclosed for your consideration is a Prospectus dated ____, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Smithfield Foods, Inc. (the "Issuer") to exchange up to $200,000,000 in aggregate principal amount of its 7 5/8% Senior Subordinated Notes due 2008 in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Senior Notes"), for up to $200,000,000 in aggregate principal amount of its 7 5/8% Senior Subordinated Notes due 2008 (the "Exchange Notes").

         We are asking you to contact your clients for whom you hold Senior Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Senior Notes registered in their own name. The Issuer will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Issuer directly for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuer will pay all transfer taxes, if any, applicable to the tender of Senior Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

         Enclosed are copies of the following documents:

1.                The Prospectus;

2. A letter of Transmittal for your use in connection with the tender of Senior Notes and for the information of your clients;

3. A form of letter that may be sent to your clients for whose accounts you hold Senior Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

4.       A form of Notice of Guaranteed Delivery; and

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

         Your prompt action is requested. The Exchange Offer will expire at 5:00
p.m., New York City time, on       , 1998, unless extended (the "Expiration
Date"). Senior Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

         To tender Senior Notes, certificates for Senior Notes or a Book-Entry Confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

         Additional copies of the enclosed material may be obtained from the Exchange Agent, [________________________________].

         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.